Exhibit 5.1

Clark Hill PLC

130 E. Randolph Street, Suite 3900
Chicago, Illinois 60601

T (312) 985-5900

F (312) 985-5999

April 14, 2025

HCW Biologics Inc.

2929 N. Commerce Parkway

Miramar, Florida 33025

Re: HCW Biologics Inc.

Ladies and Gentlemen:

We have acted as securities counsel to HCW Biologics Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-1, Commission File No. 333-286409 (the “Registration Statement”), by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration by the Company for resale by the selling stockholders listed in the prospectus included as part of the Registration Statement with respect to (i) Square Gate Capital Master Fund, LLC – Series 4 (“Square Gate”) or its permitted assigns, prospectively reselling (a) that number of shares the Company’s common stock, $0.0001 par value per share (the “Common Stock”), issuable under an equity line in the amount of up to $20,000,000, which, at the Company’s option, may be increased by an additional amount equal to the lesser of 100% of the Company’s market capitalization at the time of exercise of such option or $20,000,000 established by the Equity Purchase Agreement, dated February 20, 2025 (the “EPA”), between the Company and Square Gate and (b) 384,615 shares of Common Stock issued to Square Gate on March 12, 2025 as its Commitment Fee under the EPA (the “Commitment Stock”) and (ii) Armistice Capital Master Fund Ltd. or its permitted assigns prospectively reselling up to an aggregate of 6,717,000 shares of Common Stock (the that may be issued pursuant to a Common Stock Purchase Warrant dated as of November 20, 2024 (the “Purchase Warrant”). The shares of Common Stock issuable at the Company’s option under the EPA and upon exercise of the Purchase Warrant are collectively referred to as the “Underlying Common Stock.” This opinion letter is furnished to you at your request to enable you to fulfill the requirements, in connection with the Registration Statement, of Item 601(b)(5) of Regulation S-K promulgated by the Commission.

In connection with the opinions expressed herein, we have examined and relied upon such documents and records and, further, considered such legal matters as we have deemed relevant or necessary for the purposes of this letter, including, without limitation, (i) the Registration Statement; (ii) the Certificate of Incorporation, as amended from time to time, and the Bylaws of the Company; (iii) the EPA, (iv) the Purchase Warrant; (v) records of meetings and consents of the Board of Directors of the Company provided to us by the Company; (vi) certificates of public officials regarding the Company; (vii) certificates from officers of the Company; and (vii) such matters of law and

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HCW Biologics, Inc.

April 14, 2025

regulation as we have deemed relevant and necessary for the basis of our opinions hereinafter expressed.

With respect to such examination, we have assumed the following: (i) the authenticity of documents submitted to us as originals and the conformity to authentic original documents, agreements and instruments of all documents, agreements and instruments submitted to us as facsimiles or PDFs, or as certified, conformed or reproduced copies, and the genuineness of all signatures; (ii) the legal capacity and competency of all signatories and the genuineness and validity of all signatures to the EPA and the Purchase Warrant relating to the transactions contemplated therein (collectively, the “Transaction Agreements”) and all other documents and records provided to, or reviewed by, us with respect to this matter, (iii) the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies; (iv) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof; and (v) the truth, accuracy, and completeness of the information, factual matters, representations, warranties, and covenants contained in the records, agreements (including the Transaction Agreements), documents, instruments, and certificates we have reviewed. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We have further assumed (without independent verification) that (i) all persons acting on behalf of the parties in connection with the Transaction Agreements, including agents and fiduciaries, were duly authorized so to act and (ii) the Registration Statement (other than the financial statements included therein, as to which no opinion need be nor is being rendered) complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder.

We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule, or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinions that (i) the shares of Commitment Stock are duly and validly issued, fully paid, and non-assessable and (ii) the shares of Underlying Common Stock, when issued and delivered by the Company against payment therefor, in connection with the EPA or upon exercise of the Purchase Warrant, each in accordance with the terms thereof, will be duly and validly issued, fully paid, and non-assessable.

We are opining solely on all applicable statutory provisions of the Delaware General Corporation Law, including the rules and regulations underlying those provisions.

In addition, the foregoing opinions are qualified to the extent that (i) enforceability may be limited by and be subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law (including, without limitation, concepts of notice and materiality), and by bankruptcy, insolvency, reorganization, moratorium, and other similar laws

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HCW Biologics, Inc.

April 14, 2025

affecting creditors’ and debtors’ rights generally (including, without limitation, any state or federal law in respect of fraudulent transfers) and (ii) no opinions are expressed herein as to compliance with or the effect of federal or state securities or blue sky laws.

This opinion letter and the opinions expressed herein are for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus, which constitutes a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder. Our opinions are expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the shares of Underlying Stock, the shares of Commitment Stock, or the Registration Statement. These opinions are given as of the date hereof, and we disclaim any undertaking to advise you of subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law. We bring to your attention that our legal opinions are an expression of professional judgment and are not a guarantee of result.

Very truly yours,

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